UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on December 9, 2016, the United States Bankruptcy Court for the District of Delaware confirmed the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the “Prepackaged Plan”). Pursuant to the Prepackaged Plan, Basic Energy Services, Inc. (“Basic”) completed a rights offering (the “Rights Offering”), which was open to participation by eligible holders of Basic’s 7.75% Senior Notes due 2019 and 7.75% Senior Notes due 2022 (collectively, the “Unsecured Notes”) and backstopped by certain holders of the Unsecured Notes. Pursuant to the Prepackaged Plan, Basic previously intended to issue 9% PIK interest unsecured notes due 2019 in the aggregate principal amount of $131,250,000 (the “New Convertible Notes”) on the effective date of the Prepackaged Plan (the “Effective Date”), which would have been mandatorily convertible into new shares of Basic’s common stock (the “New Common Shares”) upon the earliest to occur of: (i) 36 months following the Effective Date; (ii) if, on any date (the “Conversion Trigger Date”) following the Effective Date, the closing price per New Common Share during each of the preceding consecutive 30 trading days has been greater than or equal to 150% of the Plan Value (as defined in the Prepackaged Plan), the later of the Conversion Trigger Date and the second anniversary of the Effective Date; and (iii) the election to effect the conversion by a vote of the holders of a majority of the New Convertible Notes. The Prepackaged Plan, however, provides that if no later than 5 p.m. Prevailing Eastern Time on December 13, 2016, Basic was provided with an irrevocable notice (such notice, a “Conversion Notice”) from parties that collectively would be entitled to receive a majority of the New Convertible Notes (such parties, the “Requisite Note Conversion Holders”) of such holders’ intent to exercise certain conversion rights with respect to the New Convertible Notes, such New Convertible Notes would be deemed converted to New Common Shares of the reorganized Basic (the “New Common Shares”) on the Effective Date.

On December 13, 2016, the Requisite Note Conversion Holders provided Basic with a Conversion Notice, which was accepted by Basic. Accordingly, the New Convertible Notes shall be deemed to have been converted to New Common Shares on the Effective Date, and any party that would have been entitled to receive New Convertible Notes shall, in lieu of receiving such New Convertible Notes, instead receive a number of New Common Shares equal to the number of New Common Shares such party would have received if the New Convertible Notes were converted to New Common Shares on the Effective Date.

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 15, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary